NEWS RELEASE
FOR IMMEDIATE RELEASE

RUBY TUESDAY, INC. ANNOUNCES THIRD QUARTER FISCAL 2013 RESULTS

MARYVILLE, TN – April 10, 2013 – Ruby Tuesday, Inc. (NYSE: RT) today reported financial results for the fiscal third quarter ended March 5, 2013.

Highlights for the third quarter of 2013 include:

•	Same-restaurant sales decreased 2.8% at Company-owned Ruby Tuesday restaurants and decreased 1.7% at domestic Ruby Tuesday franchise restaurants
•
Net income from continuing operations of $4.7 million, or $6.3 million excluding special items (see non-GAAP reconciliation below).  This compares to the prior-year net income from continuing operations of $6.9 million, or $13.9 million excluding special items.  Since the Marlin & Ray’s, Truffles Grill, and Wok Hay concepts met the accounting definition of discontinued operations in the quarter, their current and historical results are presented separately within our Statements of Operations and Comprehensive Income/(Loss).

•
Diluted earnings per share from continuing operations of $0.08, or $0.10 excluding special items, compared to diluted earnings per share from continuing operations of $0.11 for the prior year, or $0.22 excluding special items

•
Net loss from discontinued operations of $2.5 million, or a loss of $0.04 per diluted share, compared to net loss from discontinued operations of $2.3 million for the prior year, or a loss of $0.04 per diluted share

•	Repurchased 1.3 million shares of common stock for $10.1 million during the third quarter
•
Closed sale leaseback transactions on four restaurants during the quarter resulting in $8.8 million of gross proceeds, and closed sale leaseback transactions on an additional two restaurants subsequent to the end of the quarter, resulting in $5.2 million of gross proceeds

JJ Buettgen, President and CEO, commented, "I am pleased with the progress we have made in evolving the Ruby Tuesday brand over the past quarter.  We believe the initiatives

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we are working on will shift consumers' perceptions of the brand toward a more mainstream, lively, and approachable position.  We have already introduced a handful of new menu items, and our current advertising and merchandising materials portray a more fun, casual, and affordable personality for the brand.  As we broaden the brand’s appeal and make it relevant for more everyday occasions, we will be able to more effectively compete in the marketplace.

While the current operating environment is likely to remain volatile, we are optimistic about the potential of our brand.  We believe that with the right combination of strategy, consumer insights, positioning, and execution, we can return to a path of same-restaurant guest count and sales growth, and create value for our shareholders as a result."

Concept Closing Update

During the quarter, we incurred pre-tax lease reserve and other charges of $4.6 million related to our previously-announced decision to close and exit the Marlin & Ray’s, Truffles Grill, and Wok Hay concepts, and to close two Company-developed Lime Fresh restaurants.  Subsequent to our quarter end, we made the decision to close our two Truffles Grill locations instead of continuing to market them for sale.  In addition to the aggregate pre-tax impairment charges of $16.9 million incurred in the second quarter in connection with the decision to exit our non-core brands and to close two Company-developed Lime Fresh restaurants, as well as the third quarter charges of $4.6 million outlined above, we also will incur an estimated $1.0-$2.0 million in pre-tax lease reserves and other charges in the fourth quarter primarily related to the closure of our two Truffles Grill locations.

For accounting purposes, we have presented all current and prior-year amounts within our Statements of Operations and Comprehensive Income/(Loss) related to the Marlin & Ray’s, Truffles Grill, and Wok Hay concepts as discontinued operations

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Fiscal Year 2013 Guidance From Continuing Operations (Except for Capital Expenditures and Free Cash Flow)

•	Same-Restaurant Sales – Company-owned restaurant same-restaurant sales are estimated to be approximately flat for the year
•	Company-Owned Restaurant Development – Plan to open eight to nine Lime Fresh restaurants, close two Lime Fresh restaurants, and close six to seven Company-owned Ruby Tuesday restaurants
•
Franchise Restaurant Development – Our domestic franchisees plan to open one Lime Fresh restaurant.  Our international franchisees plan to open four to five restaurants, two of which are Lime Fresh restaurants, and close four to five restaurants.

•	Restaurant Operating Margins – Estimated to improve approximately 100 basis points due to cost savings initiatives
•	Depreciation – Estimated to be in the range of $59-$60 million for the year
•
Selling, General, and Administrative Expenses – Advertising expense is estimated to be in the range of $71-$75 million for the year compared to $47 million in fiscal 2012, primarily due to incremental television advertising expense which is largely funded by our cost savings initiatives and reductions in promotional spending.  Excluding advertising expense, selling, general, and administrative expenses are estimated to be slightly lower primarily due to lower consulting fees and other cost savings initiatives being partially offset by the projected fourth quarter pension settlement expense attributable to the upcoming lump sum payout to our former CEO.

•	Interest Expense – Estimated to be $27 million for the year
•	Tax Benefit – Based on our lower pre-tax income coupled with our employment-related tax credits, we anticipate a net tax benefit of $5 to $10 million for the year
•
Diluted Earnings Per Share from Continuing Operations – Estimated to be in the $0.18 to $0.22 range for the year.  Excluding the CEO pension settlement expense, new CEO transition expenses, and other closing-related costs primarily from our previously-announced non-core brand and Lime Fresh closures, diluted earnings per share for the year are estimated to be in the $0.28 to $0.32 range.  Both guidance ranges above are exclusive of the net loss per share from discontinued operations for the year.

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•	Fully-Diluted Weighted Average Shares Outstanding – Estimated to be approximately 61 million for the year
•	Capital Expenditures – Estimated to be $38-$42 million for the year
•
Free Cash Flow – Estimated to be $10-$15 million for the year.  On an adjusted basis, free cash flow is estimated to be $22-$27 million after excluding the impact of our former CEO’s pension payout (approximately $8 million) and estimated lease reserve settlements from restaurants closed in the fourth quarter of fiscal year 2012 and the third and fourth quarters of fiscal 2013 (approximately $4 million).

•
Sale Leaseback – We plan to sell approximately five to seven sale-leaseback locations during the fourth quarter which should generate estimated aggregate gross proceeds of approximately $11-$15 million

Non-GAAP Reconciliation

The Company believes excluding special items from its financial results provides investors with a clearer understanding of the Company’s operating performance and comparison to prior-period results.

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Reconciliation of Net Income from Continuing Operations Excluding Special Items
(Amounts in thousands except per share amounts)
(Unaudited)
	13 Weeks	13 Weeks
	Ended	Ended
	March 5,	February 28,
	2013	2012

Net Income from Continuing Operations	$ 4,716	$ 6,869
CEO Transition (net of tax)	351	-
Senior Management Departures (net of tax)	306	-
Franchise Partnership Net Acquisition Gain (net of tax)	-	(534)
Closure and Impairment (net of tax) (1,2)	908	7,501
Net Income from Continuing Operations Excluding Special Items	$ 6,281	$ 13,836

Diluted Earnings Per Share from Continuing Operations	$ 0.08	$ 0.11
CEO Transition (net of tax)	0.01	-
Senior Management Departures (net of tax)	0.00	-
Franchise Partnership Net Acquisition Gain (net of tax)	-	(0.01)
Closure and Impairment (net of tax) (1,2)	0.01	0.12
Diluted Earnings Per Share Excluding Special Items	$ 0.10	$ 0.22

(1) Q3 FY13 includes impairments, lease reserves, and other closing-related costs resulting from the two Q3 FY13 Lime Fresh closures, as well as lease reserve and other closing cost adjustments related to the 21 Q4 FY12 closures
(2) Q3 FY12 includes impairment costs related to the planned closure of 25-27 underperforming restaurants, 21 of which actually closed and two of which (Wok Hay) are classified in discontinued operations

Reporting Reclassifications to Prior-Year Financial Statements

As previously disclosed in the first and second quarter, we made several reporting reclassifications to our prior-year statements of operations for the 13 week period ended February 28, 2012 to better align our financial statement presentation with our peer group.  These reclassifications, which had no effect on pre-tax or net loss were primarily in two key areas:  1) Amortization of deferred debt issuance costs and revolving credit facility commitment fees of $0.6 million were reclassified from other restaurant operating costs to interest expense, net; and  2)  Corporate and field executive fringe benefits and payroll taxes of $1.9 million were reclassified primarily from payroll and related costs to selling, general, and administrative, net, where the corresponding salary expenses are reported.  In the current year quarter, these amounts were $0.6 million and $2.0 million, respectively.

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ABOUT RUBY TUESDAY

Ruby Tuesday, Inc. has Company-owned and/or franchise Ruby Tuesday brand restaurants in 45 states, the District of Columbia, 11 foreign countries, and Guam.  As of March 5, 2013, we owned and operated 709 Ruby Tuesday restaurants and franchised 77 Ruby Tuesday restaurants, comprised of 33 domestic and 44 international restaurants.  Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets.

Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol:  RT).

For more information, contact:
Greg Ashley, VP Finance and Treasurer
Phone:  865-379-5700

The Company will host a conference call, which will be a live web-cast, this afternoon at 5:00 p.m. Eastern Time.   The call will be available live at the following websites:

http://www.rubytuesday.com
http://www.earnings.com

Special Note Regarding Forward-Looking Information

This press release contains various forward-looking statements, which represent our expectations or beliefs concerning future events, including one or more of the following:  future financial performance and restaurant growth (both Company-owned and franchised), future capital expenditures, future borrowings and repayments of debt, availability of financing on terms attractive to the Company, payment of dividends, stock and bond repurchases, restaurant acquisitions, and changes in senior management and in the Board of Directors.  We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements (such statements include, but are not limited to, statements relating to cost savings that we estimate may result from any programs we implement, our estimates of future capital spending and free cash flow, our targets for annual growth in same-restaurant sales and average annual sales per restaurant, and the benefits of our television marketing), including, without limitation, the following: general economic conditions; changes in promotional, couponing and advertising strategies; changes in our guests’ disposable income; consumer spending trends and habits; increased competition in the restaurant market; laws and regulations affecting labor and employee benefit costs, including further potential increases in state and federally mandated minimum wages, and healthcare reform; guests’ acceptance of changes in menu items; guests’ acceptance of our development prototypes and remodeled restaurants; our ability to successfully integrate acquired companies; mall-traffic trends; changes in the availability and cost of capital; weather conditions in the regions in which Company-owned and franchised restaurants are operated; costs and

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availability of food and beverage inventory; our ability to attract and retain qualified managers, franchisees and team members; impact of adoption of new accounting standards; impact of food-borne illnesses resulting from an outbreak at either Ruby Tuesday or other restaurant concepts; our ability to complete our planned sale-leaseback transactions; effects of actual or threatened future terrorist attacks in the United States; and significant fluctuations in energy prices.

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RUBY TUESDAY, INC.

Financial Results For the Third Quarter of Fiscal Year 2013
(Amounts in thousands except per share amounts)
(Unaudited)

CONDENSED STATEMENTS OF OPERATIONS
	13 Weeks		13 Weeks			39 Weeks		39 Weeks
	Ended		Ended			Ended		Ended
	March 5,	Percent	February 28,	Percent	Percent	March 5,	Percent	February 28,	Percent	Percent
	2013	of Revenue	2012	of Revenue	Change	2013	of Revenue	2012	of Revenue	Change

Revenue:
Restaurant sales and operating revenue	$ 305,835	99.5	$ 319,350	99.6		$ 930,699	99.5	$ 949,765	99.6
Franchise revenue	1,548	0.5	1,363	0.4		4,684	0.5	4,104	0.4
Total revenue	307,383	100.0	320,713	100.0	(4.2)	935,383	100.0	953,869	100.0	(1.9)

Operating Costs and Expenses:
(as a percent of Restaurant sales and operating revenue)
Cost of merchandise	83,795	27.4	91,644	28.7		254,505	27.3	279,078	29.4
Payroll and related costs	105,364	34.5	108,343	33.9		313,287	33.7	322,573	34.0
Other restaurant operating costs	61,946	20.3	61,444	19.2		193,448	20.8	193,354	20.4
Depreciation	14,614	4.8	15,941	5.0		44,303	4.8	48,244	5.1
(as a percent of Total revenue)
Selling, general and administrative, net	30,276	9.8	24,506	7.6		111,823	12.0	77,451	8.1
Closures and impairments	2,096	0.7	11,630	3.6		5,074	0.5	12,548	1.3
Total operating costs and expenses	298,091		313,508			922,440		933,248

Earnings From Operations	9,292	3.0	7,205	2.2	29.0	12,943	1.4	20,621	2.2	(37.2)

Interest expense, net	6,591	2.1	4,400	1.4		20,562	2.2	13,295	1.4

Gain on extinguishment of debt	-	0.0	-	0.0		(571)	(0.1)	-	0.0

Pre-tax income/(loss) from continuing operations	2,701	0.9	2,805	0.9	(3.7)	(7,048)	(0.8)	7,326	0.8	(196.2)
Benefit for income taxes from continuing operations	(2,015)	(0.7)	(4,064)	(1.3)		(10,634)	(1.1)	(2,934)	(0.3)
Net income from continuing operations	4,716	1.5	6,869	2.1	(31.3)	3,586	0.4	10,260	1.1	(65.0)

Loss from discontinued operations, net of tax	(2,520)	(0.8)	(2,333)	(0.7)		(13,859)	(1.5)	(4,632)	(0.5)

Net Income/(Loss)	$ 2,196	0.7	$ 4,536	1.4	(51.6)	$ (10,273)	(1.1)	$ 5,628	0.6	(282.5)

Basic Earnings/(Loss) Per Share:
Income from continuing operations	$ 0.08		$ 0.11		(27.3)	$ 0.06		$ 0.16		(62.5)
Loss from discontinued operations	(0.04)		(0.04)			(0.23)		(0.07)
Basic Net Earnings/(Loss) Per Share	$ 0.04		$ 0.07			$ (0.17)		$ 0.09

Diluted Earnings/(Loss) Per Share:
Income from continuing operations	$ 0.08		$ 0.11		(27.3)	$ 0.06		$ 0.16		(62.5)
Loss from discontinued operations	(0.04)		(0.04)			(0.22)		(0.07)
Diluted Net Earnings/(Loss) Per Share	$ 0.04		$ 0.07			$ (0.16)		$ 0.09

Shares:
Basic	59,778		62,643			61,532		62,999
Diluted	60,312		63,053			61,986		63,503

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RUBY TUESDAY, INC.

Financial Results For the Third Quarter
of Fiscal Year 2013
(Amounts in thousands)
(Unaudited)
	March 5,	June 5,
CONDENSED BALANCE SHEETS	2013	2012
Assets
Cash and Cash Equivalents	$31,760	$48,184
Accounts Receivable	5,067	4,700
Inventories	33,280	29,030
Income Tax Receivable	2,327	837
Deferred Income Taxes	35,913	27,134
Prepaid Rent and Other Expenses	13,877	13,670
Assets Held for Sale	9,193	4,713

Total Current Assets	131,417	128,268

Property and Equipment, Net	888,112	966,605
Goodwill	9,022	7,989
Other Assets	68,142	70,657

Total Assets	$1,096,693	$1,173,537

Liabilities
Current Portion of Long Term Debt, including
Capital Leases	$9,167	$12,454
Other Current Liabilities	106,056	119,770

Total Current Liabilities	115,223	132,224

Long-Term Debt, including Capital Leases	296,666	314,209
Deferred Income Taxes	22,420	37,567
Deferred Escalating Minimum Rents	45,966	45,259
Other Deferred Liabilities	75,793	68,054

Total Liabilities	556,068	597,313

Shareholders' Equity	540,625	576,224

Total Liabilities and
Shareholders' Equity	$1,096,693	$1,173,537